UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2017

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 600 Grant Street Suite 5100 Pittsburgh, Pennsylvania	15219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 248-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2017, the Board of Directors (the “Board”) of Kennametal Inc. (the “Company”) announced the appointment of Joseph Alvarado to serve as a member of the Board of Directors to hold office from January 1, 2018 until the Annual Meeting of Shareowners in October 2018. He will serve as a member of the Audit Committee and the Compensation Committee.

Mr. Alvarado is presently Chairman of Commercial Metals Company (“CMC”), with an announced retirement date of January 10, 2018. Mr. Alvarado joined CMC in April 2010 as Executive Vice President and Chief Operating Officer (“COO”) and was named President and COO in April 2011, and in June 2011, he was appointed President and CEO effective September 2011. He was elected to the CMC Board in September 2011 and was appointed as Chairman in January 2013. Prior to joining CMC, Mr. Alvarado served as President and COO at Dallas, Texas-based Lone Star Technologies, Inc., a company engaged in producing and marketing casing, tubing, line pipe and couplings for the oil and gas, industrial, automotive and power generation industries, from 2004 through 2007. He held such positions until United States Steel Corporation, a steel manufacturer, named him President of U.S. Steel Tubular Products in June 2007 after completing its acquisition of Lone Star Technologies, Inc. and its related companies, a position he held until March 2009. Mr. Alvarado began his career in steelmaking at Inland Steel Company in 1976, serving in various capacities until he was promoted to President of the Inland Steel Bar Company in 1995. Subsequently, Mr. Alvarado served as Executive Vice President-Commercial at Birmingham Steel Company from 1997 to 1998. In 1998, Mr. Alvarado joined Ispat North America Inc. as Vice President-Long Products Sales and Marketing, where he served until joining Lone Star Technologies in 2004.

Mr. Alvarado is eligible to participate in all customary compensation plans applicable to non-employee members of the Board, as described in the Company’s definitive proxy statement filed on September 14, 2017. He is also entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with his service on the Board and his attendance at Board and Committee meetings.

Mr. Alvarado will be entering into an Indemnification Agreement with the Company in the form previously approved by the Board. Under the Indemnification Agreement, a form of which was filed as Exhibit 10.2 to the Form 8-K filed by the Company on March 22, 2005 and is incorporated herein by reference, Mr. Alvarado will be entitled to be held harmless and indemnified by the Company against liability other than for willful misconduct or recklessness. The Indemnification Agreement also provides for the advancement of expenses.

There are no arrangements or understandings between Mr. Alvarado and any other person pursuant to which Mr. Alvarado was appointed to the Board. Mr. Alvarado has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Alvarado is furnished hereto as Exhibit 99.1. The information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On December 15, 2017, the Company issued a press release announcing Mr. Alvarado’s election as a member of the Board of Directors. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 15, 2017	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2017	Kennametal Inc.

	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel